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                                                                   EXHIBIT 10.21

                            METACREATIONS CORPORATION
                  INTERNATIONAL SOFTWARE DISTRIBUTION AGREEMENT


   This INTERNATIONAL SOFTWARE DISTRIBUTION AGREEMENT ("Agreement") is entered into as of the 1st day of August , 1997 ("Effective Date") by and between METACREATIONS INTERNATIONAL, Ltd., a Dublin corporation ("MetaCreations"), and Marubeni Corporation, a Japanese corporation ("Distributor") with reference to the following:

               MetaCreations is engaged in the business of developing, producing and marketing software programs. Distributor has represented to MetaCreations that it has the facilities, personnel and technical expertise to market and license the MetaCreations products in the Territory defined herein. Distributor wishes to obtain, and MetaCreations is willing to grant Distributor, a license to market the MetaCreations products in the Territory.

   The parties agree as follows:

   1. DEFINITIONS

        For purposes of this Agreement, the following terms shall have the respective meanings indicated below:

        1.1 The term "Software" shall mean, individually and/or collectively, the computer programs encoded on software diskettes in the form generally released by MetaCreations listed in and more fully described in Exhibit A attached hereto.

        1.2 The term "Documentation" shall mean the user guides, reference manuals, and other materials developed by MetaCreations for use in connection with the Software.

        1.3 The term "Products" shall mean, individually and/or collectively, the software packages comprised of the Software and Documentation listed on Exhibit A.

        1.4 The term "Territory" shall mean Japan.

        1.5 The term "Person" shall mean and include any individual, corporation, trust, estate, partnership, joint venture, company, association, league, governmental bureau or agency, or any other entity regardless of the type or nature thereof.

        1.6 The term "Sub-Distributor" shall mean the subdistributors listed on Exhibit A.

        1.7 The term "End User" shall mean any Person who obtains copies of the Products solely for its own internal use from a Subdistributor or dealer network established in the territory.

        1.8 The term "MetaCreations Standard End-User License Agreement" shall mean the written license between MetaCreations and an End User pursuant to which the End User obtains the limited right to use the Products attached hereto as Exhibit C.

        1.9 The term "Confidential Information" shall mean all data and information of a confidential nature, including know-how and trade secrets, relating to the business, the affairs, the Products, the development projects or other products or services of MetaCreations. Confidential Information may be


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   communicated in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information (1) if MetaCreations has marked them as such, (2) if MetaCreations has advised Distributor of their confidential nature in writing, or (3) if, due to their character or nature, a reasonable person in a like position and under like circumstances as Distributor would treat them as secret and confidential. "Confidential Information" shall also mean all data and information of a confidential nature and expressly marked "Confidential" provided by Distributor to MetaCreations.

        1.10 The term "Intellectual Property Rights" shall mean and include all patents, copyrights, trademarks, trade secrets, trade names and other proprietary rights or applications therefor which MetaCreations may at any time own, adopt, use, or register with respect to the Products or its business.

        1.11 The term "Technical Assistance" shall mean and include advice, training, information and other support regarding the selection, installation, maintenance, and application of the Products.

        1.12 The term "Distributor Discount" shall mean the percentage discounted from the Suggested Japanese List Price for the Products set forth in Exhibit A1 attached hereto.

        1.13 The term "Purchase Price" shall mean the price in US dollars at which Distributor will buy products from MetaCreations calculated by subtracting the Distributor Discount from the Suggested Japanese List Price. The Purchase Prices are listed on Exhbiti A1.

   2. GRANT OF LIMITED DISTRIBUTION RIGHTS

        2.1 Grant. Subject to the terms and conditions set forth in this Agreement, MetaCreations hereby grants to Distributor and Distributor hereby accepts from MetaCreations, a non-transferable right to distribute the Products solely to Sub Distributors. This right shall be exclusive in the Territory for Japanese and English language Products and non-exclusive outside of the Territory for Japanese language Products. The Distributor agrees that it will not distribute English language Products outside the Territory. Furthermore, Distributor will not distribute directly to dealers or End Users but will distribute solely to Sub Distributors which will further distribute to dealers and End Users located in the Territory. Distributor will distribute Products to Sub Distributors on a product specific basis as defined in Exhibit A. MetaCreations hereby further grants Distributor the right to use the Products, the Confidential Information and MetaCreations' trademarks and tradenames, solely in connection with andsolely to the extent reasonably necessary for, the marketing, distribution, and support of the Products within the Territory.

        2.2 Exclusivity. The exclusive rights granted herein are subject to Distributor meeting the exclusivity targets defined in Exhibit B. MetaCreations retains the right to market the Products, through OEM or bundle arrangements, in the Territory to or through any third party or entity conjunction with the Software Publishing OEM Agreement signed between the parties on August 1st, 1997. In such instances the parties recognize the need for distribution to supply marketing and/or support to third party companies and/or end users of these OEM or bundled products. Distributor agrees to provide such services in good faith and in exchange for these marketing and/or support activities MetaCreations agrees to pay to Distributor an amount equal to [**]% of MetaCreations net revenues derived from the distribution of the Products in any OEM or bundle arrangements in Japan. In addition, MetaCreations shall be responsible for all marketing and development related expenses incurred by Distributor in the direct fulfillment of such OEM contracts. The payment terms of such fees shall be determined on a case by case basis reflecting the terms in which MetaCreations receives such funds from the respective OEM or bundle partner.

   [*] Confidential treatment requested


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        2.3 Relationship. The relationship of MetaCreations and Distributor established by this Agreement is of independent contractors, and nothing in this Agreement shall be construed: (1) to give either party the power to direct or control the daily activities of the other party, or (2) to constitute the parties as principal and agent, employer and employee, partners, joint ventures, co-owners or otherwise as participants in a joint undertaking. MetaCreations and Distributor understand and agree that, except as specifically provided for in this Agreement, MetaCreations does not grant Distributor the power or authority to make or give any agreement, statement, representation, warranty or other commitment on behalf of MetaCreations, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of MetaCreations, or to transfer, release or waive any right, title or interest of MetaCreations.

        2.4 Reserved Rights. All rights not specifically granted to Distributor hereunder are reserved by MetaCreations. Distributor shall have no right whatsoever to utilize, receive, review, or otherwise have access to the source code for Products distributed by MetaCreations in object code form only, unless MetaCreations expressly grants such right in writing, if MetaCreations, in its sole discretion, deems such access necessary for the proper marketing, sale , support or service of the Products.

        2.5 Changes in Products and Support. MetaCreations reserves the right at any time with sixty (60) days written notice to (i) determine what constitutes each Product, including, but not limited to its features, characteristics, documentation, and related materials; (ii) discontinue its distribution of any or all Products or discontinue distribution of any Product to the retail channel in the event that MetaCreations determines that further manufacturing and distribution of the product would be financially harmful; (iii) change or terminate any of the features of the English language Product, or (iv) change or terminate the level or type or support or service which MetaCreations makes available for the English language Product. In the event that MetaCreations discontinues the distribution of any of the Products in conjunction with this subsection, Distributor shall use commercially reasonable efforts to sell out its current inventory of said Product; provided, however that any units of the Product remaining unsold may be returned or destroyed for full credit of the original purchase price.

   3. OBLIGATIONS OF METACREATIONS

        3.1 Material. MetaCreations shall provide Distributor with the following materials:

               3.1.1 Three (3) copies of each Product for internal use, sales demonstrations and training purposes; if any new Products are in short supply, MetaCreations shall provide such versions as soon as economically practicable for MetaCreations. The use of such Products shall be in accordance with MetaCreations' Standard End User License Agreement.

               3.1.2 A reasonable number of marked samples and evaluation versions, if any, of the Products for distribution to journalists for product reviews and to major prospective customers deemed strategic to Distributor's success. Distributor shall promptly provide MetaCreations with the names and addresses of the recipients of such samples and evaluation versions.

               3.1.3 A reasonable number of copies of all English language marketing and promotional materials that MetaCreations, at its sole discretion, may prepare and distribute with respect to the Products.

        3.2 Technical Assistance. MetaCreations shall provide to a designated technical liaison person of Distributor a reasonable amount of Technical Assistance (via telephone, fax or other electronic means), including support materials and technical information at those levels reasonably necessary for the Distributor to meet the needs of End Users in the Territory. Such support shall be free of charge, except Distributor shall be responsible for paying all applicable telephone toll charges on calls made to


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   MetaCreations. MetaCreations shall promptly notify Distributor upon detection of any defects or programming errors in the Products. MetaCreations will consult with the Distributor and then, in its sole discretion, determine if it is necessary to revise the Product code to remedy the programming error.

        3.3 New Releases. All new Japanese and English language Products released by MetaCreations during the term of this Agreement shall be automatically added to the Products covered by this Agreement with the exception of new versions of Infini-D, TextureScape, LogoMotion, and Collage which are currently covered under a separate distribution agreement. Upon release of a new version of an existing Product, for a period of one-hundred twenty (120) days from release of the new version, Distributor shall have the right to return to MetaCreations the units of the previous version in inventory and receive credit for the amount paid for such units. At MetaCreations sole discretion, a certificate of disposal may be sent in lieu of the actual units of the product.

   4. MARKETING AND SUPPORT OBLIGATIONS OF DISTRIBUTOR

        4.1 Efforts. Distributor agrees that during the term of this Agreement it shall use its best efforts to promote vigorously and aggressively the marketing and distribution of the Products within the Territory, including but not limited to advertising the Products in appropriate media, implementing MetaCreations' marketing campaigns, and participating in trade shows, conferences, expositions, and promotional seminars, all with due consideration for the local marketing environment in the Territory. Distributor shall be responsible for all expenses incurred in promoting, marketing and distributing the Products within the Territory. However MetaCreations agrees to pay to Distributor certain Marketing Development Funds ("MDF") as outlined on Exhibit A1. Distributor shall conduct its marketing activities in a lawful manner with the highest standards of fair trade, fair competition, and business ethics, and shall cause its employees to do the same. Distributor shall use its best efforts to utilize all promotional materials supplied by MetaCreations. MetaCreations may, but is under no obligation to, engage in additional public relations activities which will be coordinated with efforts of the Distributor.

        4.2 Policies. Distributor shall use commercially reasonable efforts to adhere to the policies set by MetaCreations from time to time for the marketing of the Products; provided, however, that Distributor shall be free in establishing the resale prices charged for the Products and, subject to
   Section 4.8 of this Agreement, the terms and conditions of distribution. Attached to this Agreement as Exhibit A is the list of MetaCreations's Suggested Japanese List Prices for the Products within the Territory.

        4.3 Stock. Distributor shall use commercially reasonable efforts to cause Sub-Distributors to at all times maintain a stock of Products which is reasonably sufficient to meet the anticipated demand therefor throughout the Territory. Distributor shall not distribute any component of the Products separately from the other Product components, apart from the routine exchange or replacement of defective Product components. Distributor may balance its stock up to [**] percent ([**]%) of the prior quarters purchases. All shipping costs, duties and taxes with regards to such replacement shall be paid by Distributor.

        4.4 Offices. Distributor shall use commercially reasonable efforts to cause each Sub-Distributor to maintain offices within the Territory adequate to market and support the Products in the Territory. Distributor shall further use commercially reasonable efforts to cause Sub-Distributors to retain and have at its disposal at all times in each country within the Territory an adequate staff of trained and qualified personnel (including at least one (1) full-time product manager dedicated to the Products, two (2) software sales persons, and two (2) technical support persons) to perform its obligations under this Agreement.

   [*] Confidential treatment requested


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        4.5 Sub-Distributors. Distributor shall use commercially reasonable efforts to establish an efficient network of Sub-Distributors in order to optimize the distribution of the Products in the Territory; provided that Distributor shall not directly employ or utilize any sub-distributor, or should any sub distributor directly employ a dealer without first having entered into, with such sub-distributor or dealer, a written agreement which is as protective of MetaCreations's Intellectual Property Rights and Confidential Information as this Agreement.

        4.6 Marketing Materials. Distributor shall use commercially reasonable cause Sub-Distributors to prepare Product descriptions, promotional and marketing and such other materials, including translations of the English, or other language, promotional materials supplied by MetaCreations in accordance with Section 3.1.3 of this Agreement, as are reasonable and appropriate for the successful marketing of the Products in the Territory; provided, however, that Distributor shall provide MetaCreations with copies of all such materials prior to their release and shall not distribute them without MetaCreations's prior written approval and provided that the expenses for such materials shall be paid for by Distributor or by the MDF funds provided for by this Agreement unless otherwise agreed upon by the parties.

        4.7 Marks. Distributor agrees to maintain and respect the trademark and trade name of the Products in identifying, advertising and marketing the Products. Distributor agrees to use the appropriate notation for registered or other trademarks.

        4.8 Packages. Distributor shall distribute the Products only as part of a sealed software package including a MetaCreations Standard End-User License Agreement.

        4.9 Sales and Support. Distributor agrees to use its best efforts to cause Sub-Distributors to set up at its offices at least one telephone support line dedicated to the support of the Products, and Distributor will publish the phone number of such support line on Product packaging and in advertising, as post sales and support services for the Products distributed by Distributor. Technical support should be commercially reasonable for the market and made available during the standard work week.

        4.10 Guarantees. Distributor agrees to purchase a minimum amount of product from MetaCreations during each quarter throughout the term of this Agreement. The minimum purchase amount for each quarter shall be [**]% of the exclusivity target for that respective quarter as outlined in Exhibit B. In the event that Distributor's orders during any calendar quarter do not equal the minimum purchase amount for that quarter the difference between the minimum purchase amount and the actual purchase amount shall become payable within 30 days from the last day of such quarter.

   5. ASSISTANCE TO METACREATIONS

        5.1 Rules and Regulations. Distributor shall use commercially reasonable efforts to advise MetaCreations of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property, or tariff law) which, to the Distributors best knowledge, is in effect or which may come into effect in the Territory or parts thereof after the date of this Agreement and which affects the importation of the Products into, or the use and the protection of the Products and the Intellectual Property Rights therein within, the Territory, or which has a material affect on any provision of this Agreement.

   [*] Confidential treatment requested


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        5.2 Errors. Distributor shall promptly prepare and forward to
   MetaCreations a list of all errors in the Products of which it becomes aware or of which it receives notification. In the event that Distributor receives notification of any major problem with the Products, it shall immediately notify MetaCreations by telephone and fax. The list of errors provided to MetaCreations shall indicate a priority of the problems to be resolved and, as best as possible, the circumstances under which such errors occur. Where such errors have been noted to MetaCreations, MetaCreations shall offer such assistance as is necessary for the Distributor to provide customer service of the Products. MetaCreations's assistance shall include bug fixing, modification of the manuals, if required, and personnel training for the Distributor. The ultimate determination of a bug and modification of the manuals and a resolution shall be determined solely by MetaCreations in consultation with the Distributor.

        5.3 Customer Information. Distributor agrees to make commercially reasonable efforts to provide MetaCreations with such additional information pertaining to potential End Users, products and activities of competitors and market reactions as MetaCreations may reasonably request from time to time.

   6. INSPECTION, RECORDS AND REPORTING

        6.1 Reports. Distributor shall provide MetaCreations with monthly operations reports of Distributor's activities in marketing the Products in the Territory. Each such report shall be due within thirty (30) days after the end of the month to which it relates and shall include, among other things:

               6.1.1 A summary of all of the Distributor's marketing activities with respect to the Products.

               6.1.2 Upon MetaCreations's request, a summary of competitor's product introductions and activities in the Territory.

               6.1.3 A sell-through report which details the number of Products shipped from Distributor's warehouse to sub-distributors and or resellers, on a monthly basis.

               6.1.4 Upon the reasonable request of MetaCreations, any additional information concerning the distribution of Products within the Territory.

        6.2 Registered Users. MetaCreations agrees to place a user registration card for the respective Sub-Distributor into each unit of the Product manufactured by MetaCreations. Distributor shall use commercially reasonable efforts to cause Sub-Distributors to collect such cards from users and register them in a reasonable electronic format. Distributor further agrees that these register user databases are the exclusive property of MetaCreations and that copies of such data shall be provided to MetaCreations upon thrity (30) days of written request.

        6.3 Inventory. By the tenth (10th) day of each month during the term of this Agreement, Distributor shall provide MetaCreations with and inventory on-hand report for the previous month, broken down by product SKU.

        6.4 Forecast. By the tenth (10th) day of each new month during the term of this Agreement, Distributor shall provide MetaCreations with an inventory forecast in the format approved by MetaCreations from time to time. This will include a 90-day rolling forecast to be updated monthly.

        6.5 Accounting Records. At all times during the term of this Agreement, Distributor shall maintain at its principal place of business full, complete and accurate books of account and records with


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   regard to its activities under this Agreement. Upon reasonable notice,
   Distributor shall grant MetaCreations access during normal business hours to any premises of Distributor in order that MetaCreations, at its expense, may inspect Distributor's books and premises and verify compliance by Distributor with its obligations under this Agreement; provided, however, that Distributor shall reimburse MetaCreations for the full amount of the inspection costs if any inspection under this Section 6.3 reveals any underpayment of license fees exceeding USD ten thousand ($10,000) due hereunder or any material breach by Distributor of this Agreement.


7. SUGGESTED JAPANESE LIST PRICES, PAYMENT, SHIPMENT

        7.1 Suggested Japanese List Price. MetaCreations's current Suggested Japanese List Prices for the Products are set forth in Exhibit A to this Agreement. Any changes in the Suggested Japanese List Price shall be subject to prior consulation with Distributor. The parties agree that a change in the Suggested Japanese List Price for any products will cause a change in the purchase price of said products. MetaCreations agrees to credit Distributors account the difference between the Distributors purchase price and the new purchase price for any units held in inventory by Distributor at the time of such price reduction. In the event of a price increase, MetaCreations agrees that said price increase will be for only those orders which are placed after the date of such price increase.

        7.2 Price Lists. Price lists are set forth in Exhibit A. The price list shall be updated on the first day of each new calendar month throughout the term of this Agreement using the TTS yen/dollar conversion rate in effect as of the close of business on the last day of the preceeding month as defined by the Wall Street Journal; provided, however, that the price list will also be updated in the event of a fluctuation of more than five (5) yen per dollar during any given month. All prices are determined using the price in effect at the time of placement of the order with MetaCreations.

        7.3 Payment & Currency. Payment for Products hereunder will be denominated and made net and in US Dollars, through wire transfers to MetaCreations's account, within 30 days from the date of shipment, provided credit terms are established with Distributor

        7.4 Interest. Interest shall accrue on any delinquent amounts owed by Distributor for the Products at the rate of one and one-half percent (1 1/2%) per month, or 2% over the base rate of a significant Japanese national bank , whichever is less.

        7.5 Taxes. Purchase Price to Distributor do not include taxes of any nature, including but not limited to any value- added, sales, use, excise, property or other tax, tariff, duty or assessment levied or imposed by any governmental authority (including without limitation any country, state, city or county) arising out of or related to the transactions contemplated under this Agreement which MetaCreations is at any time obligated to pay or collect (other than any tax based on MetaCreations' net income), provided that the Distributor shall be entitled to deduct the amount of withholding tax from amounts payable to MetaCreations pursuant to laws and regulations of the Territory, as stated in section 7.6 of this Agreement. Distributor will pay such taxes when invoiced by MetaCreations or will supply appropriate tax exemption certificates in a form satisfactory to MetaCreations.

        7.6 Withholding. If Distributor is required to withhold any taxes on amounts payable to MetaCreations in accordance with this Agreement, pursuant to the laws and regulations of the Territory, Distributor shall be entitled to deduct and withhold such taxes, unless MetaCreations shall furnish to Distributor duly executed forms sufficient under the laws of the Territory to exempt sums payable to MetaCreations hereunder from such taxes. The amount payable to MetaCreations shall not be reduced by any withholding taxes unless Distributor furnishes MetaCreations with a certificate of deduction and withholding and a true copy of the governmental receipt establishing the payment thereof. Distributor


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   shall obtain and furnish to MetaCreations on a timely basis official tax receipts or such other evidence of payment as MetaCreations may be required to submit in order to establish its right to a foreign tax credit against its United States federal income tax liability.

   If the Distributor determines that withholding is required under local tax laws then it will provide MetaCreations with advance notice, by facsimile or otherwise to apply for exemption from the same. The Distributor also agrees to work with MetaCreations to minimize withholding taxes, if applicable. MetaCreations agrees to pay for any outside accounting and legal advice MetaCreations deems necessary to accomplish such minimization

        7.7 Shipment. MetaCreations agrees to make all shipments of the Products hereunder at the earliest available date after each individual purchase contract is entered into between MetaCreations and Distributor pursuant to
   Section 8 hereof. Shipments will be on the basis of FOB (as defined in INCOTERMS 1990) and be made to Distributor' identified facilities or freight carrier, unless otherwise agreed in advance by Distributor and MetaCreations in writing; provided, however, that all title and all risk of loss or damage for any Product, will pass to Distributor or other party or parties as may have been designated to MetaCreations by Distributor in writing prior to the shipment of the Products upon delivery by MetaCreations to the freight carrier, such other designated party, or Distributor which ever first occurs. Unless specified in Distributor's order, MetaCreations will select the mode of shipment and the carrier. Distributor will be responsible for and shall pay all shipping, freight and insurance charges, which charges MetaCreations may require Distributor to pay in advance. Except as otherwise may be provided herein, Distributor may not return any Product shipped by MetaCreations hereunder.

        7.8 Export License. MetaCreations shall make all arrangements for any export licenses or permits which may be required in a timely manner to enable MetaCreation to make shipments in accordance with the shipping schedule set forth in each individual purchase contract.

        7.9 Partial Delivery. MetaCreations may, upon consulation wth Distributor, make partial shipments of Distributor's orders, to be separately invoiced and paid for when due.

        7.10 Short Shipments. In the event that Distributor receives any short shipment of Products from MetaCreations, Distributor must notify MetaCreations of its claim associated with such short shipment within fifteen
   (15) working days of Distributor's receipt of shipment, and shall confirm such claim in writing.

        7.11 Delivery Schedule and Delays. MetaCreations shall use commercially reasonable efforts to meet Distributor's requested delivery schedules for the Products, but MetaCreations reserves the right to refuse, cancel or delay shipment to Distributor when Distributor's credit is impaired, when Distributor is delinquent in payments or fails to meet other credit or financial requirements established by MetaCreations, or when Distributor has failed to perform any other of its obligations under this Agreement. Should orders for the Products exceed MetaCreations' available inventory, MetaCreations will allocate its available inventory and make deliveries on a basis MetaCreations deems appropriate, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. In any event, MetaCreations shall not be liable for any damages, direct, consequential, incidental, special or otherwise, to Distributor, Dealer or to any other person for failure to deliver or for any delay or error in delivery of the Products for any reason whatsoever. MetaCreations agrees that should it be aware of any reason why it would not be able to ship the ordered Product, or otherwise fulfill its obligations under this Agreement, it will notify the Distributor as soon as possible.

   8. PURCHASE CONTRACTS

        8.1 Purchase. The detailed terms and conditions of each individual purchase by the Distributor


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   in conjunction with this Agreement shall be confirmed by both parties by execution of a separate "Confirmation of Purchase Contract" for each order placed by Distributor. A copy of the standard Confirmation of Purchase Contract is attached hereto as Exhibit D. Each Confirmation of Purchase Contract shall be deemed to incorporate all of the terms and conditions hereof and the terms and conditions of this Agreement shall have precedence over those contained in the Confirmation of Purchase Contract.

        8.2 Countersignature. MetaCreations shall use commercially reasonable efforts to return to Distributor a countersigned copy of the Confirmation of Purchase Contract within 5 business days of its receipt of such document. In the event that Distributor has verified receipt of the Confirmation of Purchase Contract by MetaCreations and not received the countersigned copy of the Confirmation of Purchase Contract or correspondence from MetaCreations disputing its contents from within 10 days of receipt thereof by MetaCreations, it shall be deemed accepted by MetaCreations.

   9. COVENANTS OF DISTRIBUTOR

        9.1 Distributor shall not:

             (a) Copy. Reproduce, reverse engineer, disassemble, decompile, customize or otherwise modify the Products without prior written consent of MetaCreations

             (b) Translate. Translate or otherwise adapt the Products in any way whatsoever, except as may be provided for in a separate agreement, if any, between the parties.

             (c) Reproduction. Enter into agreements with other Persons which grant such Persons the right to reproduce copies of the Products; except as may be provided for in a Reproduction Agreement, if any, between the parties.

        9.2 Distributor agrees that if Sub-Distributors license or otherwise market any software products which compete with MetaCreations' Products Distributor will use commercially reasonable efforts to ensure that adequate resources and staff are set aside exclusively to sell, market and support MetaCreations Products.

        9.4 The parties agree that Products that are currently covered by the existing Software Publishing Agreement dated August 1, 1997 between Distributor and MetaCreations may be converted to Products of this Agreement as soon as practical as mutually agreed by the parties. MetaCreations agrees that existing stocks of all manufactured and unsold products will be utilized before such conversion.

   10. INTELLECTUAL PROPERTY RIGHTS

        10.1 MetaCreations Rights. Distributor acknowledges MetaCreations' exclusive right, title and interest in and to any and all Intellectual Property Rights, and Distributor will not at any time do or cause to be done any act or thing impairing or tending to impair any part of said right, title and interest; provided, however, that a legal challenge of MetaCreations' patents, if any, shall not be deemed an act impairing any part of said right, title and interest. Distributor acknowledges and agrees that all of these Intellectual Property Rights shall remain the exclusive property of MetaCreations.

        10.2 Notices. Distributor shall not remove MetaCreations' copyright notices and/or trademarks from any copy of the Products or market or license the Products under any other name, sign or logo. Distributor also agrees that during the term of this Agreement or at any time thereafter it will not register or use, in association with any products other than the Products, any of MetaCreations' trademarks or trade names or any word, symbol or design confusingly similar thereto, as part of its corporate name. At

   MetaCreations' request, Distributor will assist MetaCreations in obtaining registration of the trade names and trademarks in MetaCreations' name or, if necessary, Distributor's rights to make use of MetaCreations's trade names and trademarks as part of Distributor' marketing activities. All associated legal fees and expenses connected with advice, search, registration and other maintenance thereof will be at the expense of MetaCreations.

        10.3 Objections. Distributor shall promptly notify MetaCreations (i) of any claims or objections that its use of the Intellectual Property Rights in connection with the marketing, licensing, support or service of the Products may or will infringe the copyrights, patents, trademarks or other proprietary rights of another Person; and (ii) of any and all infringements, imitations, illegal use, or misuse, by any Person, of the Intellectual Property Rights which come to its attention; provided, however, that Distributor will not take any legal action relating to the protection of any Intellectual Property rights without the prior written approval of MetaCreations; provided further that Distributor shall render, at the sole expense of MetaCreations, all reasonable assistance in connection with the protection of the Intellectual Property Rights, whether in the courts, administrative agencies, or otherwise.

        10.4 Infringement. MetaCreations shall defend, or at its option settle, any legal action or other proceeding brought against Distributor in so far as such legal action or other proceeding is based upon a claim that the Products or any part thereof delivered to Distributor hereunder infringes any copyright, trade secret, patent, or trademark right in the Territory, and shall indemnify and hold Distributor harmless from and against any loss, damage, cost, expense, claim or liability to the extent arising therefrom; provided that Distributor notifies MetaCreations of such legal action or other proceeding, provides MetaCreations with such assistance and cooperation in the defense thereof as MetaCreations may reasonably request; and provides MetaCreations with sole control over any such legal action or other proceeding.

        10.5 Remedy. In the event that the use of Products or any part thereof in the Territory is enjoined by a court of competent jurisdiction, MetaCreations shall, at its option, (i) modify the Products so that they are non-infringing, or (ii) replace the Products with functionally equivalent non-infringing substitute products, or (iii) authorize the return for full credit of those units of such infringing Product that may be deemed unsellable due to such infringement.

   11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

        11.1 Restrictions. During the course of performance of this Agreement, both parties will disclose certain Confidential Information to each other in connection with this Agreement. Each party shall refrain from using or exploiting any and all Confidential Information for any purposes or activities other than those specifically authorized by MetaCreations or Distributor in this Agreement. Both parties agree that such Confidential Information shall be kept secret during the term of this Agreement and for 2 years after the expiration hereof.

        11.2 Materials. All files, lists, records, documents, drawings, specifications, equipment and computer programs which incorporate or refer to all or a portion of the Confidential Information of MetaCreations shall remain the sole property of MetaCreations. Such materials shall be promptly returned (i) upon MetaCreations' reasonable request, or (ii) in accordance with Section 18.2 of this Agreement upon termination of this Agreement, whichever is earlier.

        11.3 Public Domain. The provisions of this Section 11 shall not apply, or cease to apply, to Confidential Information supplied if it (I) was already known to the receiving party at the time of disclosure; (ii) has come into the public domain without breach of confidence by the receiving party or an other Person; (iii) was received by the receiving party from a third party without restrictions on its use; (iv) is required to be disclosed pursuant to any statutory or regulatory provision or court order; or (v) are no longer considered confidential by MetaCreations; provided that the Distributor shall have the burden of establishing any of the foregoing exceptions by conclusive evidence.

   12. METACREATIONS LIMITATION OF WARRANTY

        12.1 Limited Warranty. MetaCreations warrants the magnetic or optical media, the encoding of the data and the physical documentation to be free of defects in material and workmanship for a period of ninety (90) days from the date of delivery of the Products to the End User. Should MetaCreations receive a written notice of defect from Distributor within such period, MetaCreations will replace the medium and/or the physical documentation at no cost to Distributor.

   For defective returns requiring replacement shipments, MetaCreations may, at its sole discretion, require Distributor to return the defective products or supply MetaCreations with a certified letter of disposal of such units.

        12.2 No Further Warranty. METACREATIONS DOES NOT WARRANT THE OUTPUT OF THE PRODUCTS TO MEET THE STANDARDS OR REQUIREMENTS WHICH MAY BE APPLICABLE TO ANY END USER'S BUSINESS. EXCEPT AS HEREIN PROVIDED, METACREATIONS DOES NOT MAKE OR GIVE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE USEFULNESS OR THE EFFICIENCY OF THE PRODUCTS, IT BEING UNDERSTOOD THAT THE DEGREE OF SUCCESS WITH WHICH EQUIPMENT, SOFTWARE PROGRAMS AND MATERIALS CAN BE APPLIED TO DATA PROCESSING IS DEPENDENT UPON MANY FACTORS, MANY OF WHICH ARE NOT UNDER METACRETIONS' CONTROL.

        12.3 Warranty Disclaimer. TO THE FULL EXTENT PERMITTED BY LAW, APART FROM THE FOREGOING WARRANTIES, ALL CONDITIONS, WARRANTIES, REPRESENTATIONS, LIABILITIES AND OBLIGATIONS WHETHER EXPRESS OR IMPLIED ARISING FROM NEGLIGENCE OR IMPOSED BY STATUTE OR OTHERWISE, IN RESPECT OF THE SUPPLY AND OPERATION OF THE PRODUCTS AND ANY RELATED SERVICES, INCLUDING ANY WARRANTIES AS MERCHANTABILITY, FITNESS FOR PURPOSE, OR NON-INFRINGEMENT ARE HEREBY DISCLAIMED.

        IN NO EVENT WILL METACREATIONS BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER THIS SECTION EVEN IF METACREATIONS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. METACREATIONS' LIABILITY FOR DAMAGES SHALL NOT EXCEED THE PURCHASE PRICE RECEIVED BY METACREATIONS FOR THE USE OF THE PRODUCTS THAT ARE THE BASIS OF METACREATIONS' LIABILITY. FURTHERMORE, ANY CAUSE OF ACTION ON ANY MATTER FOR WHICH METACREATIONS IS LIABLE HEREUNDER MUST BE BROUGHT BY DISTRIBUTOR WITHIN TWELVE (12) MONTHS AFTER THE DATE HEREOF, DISTRIBUTOR HEREBY WAIVING ANY OTHER STATUTE OF LIMITATIONS WHICH MAY BE APPLICABLE.

   13. INDEMNIFICATION

        Each party hereby agrees to indemnify and hold the other party harmless against any and all losses, claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any breach by such party of any representation or warranty in this Agreement.

   14. COMPLIANCE WITH APPLICABLE LAWS

        14.1 Export Laws. In the performance of their respective obligations under this Agreement, MetaCreations and Distributor shall, at all times, strictly comply with all laws, regulations and orders of the United States and the Territory. Without limiting the generality of this Section 14, Distributor specifically acknowledges that the Products and the Confidential Information supplied to Distributor in accordance with the terms of this Agreement are subject to the United States Export Controls. At MetaCreations' request, Distributor shall agree, and cause each End User to agree by means of packaged License Agreements, that it will not export or re-export the Products, the Confidential Information or any direct product thereof, directly or indirectly to, or for use in, any country outside the Territory without the prior written authorization of MetaCreations and the United States government.

        14.2 Authorizations. Distributor shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") required under applicable law, regulation or order in the Territory in order for Distributor to perform its obligations under this Agreement. MetaCreations shall provide Distributor with such assistance as Distributor may reasonably request in making or obtaining any such Authorizations. In the event that the issuance of any such Authorization is conditioned upon an amendment or modification to this Agreement which is unacceptable to MetaCreations, MetaCreations shall have the right to terminate this Agreement without further obligation whatsoever to Distributor except those obligations which may be provided for elsewhere in this Agreement.

        14.3 Filing Requirements. If it is necessary to file either this Agreement or MetaCreations' Standard End-User License Agreement with a governmental authority the Distributor will provide all necessary assistance to effect such registration. MetaCreations will reimburse Distributor for all out-of-pocket costs in support of such registration.

   15. ASSIGNMENT

        This Agreement and the rights and obligations hereunder shall not be assigned in whole or in part by either party without the prior written consent of the other and any purported assignment without such written consent shall be void and of no effect.

   16. FORCE MAJEURE

        Neither party shall be liable to the other party for any delay or omission in the performance of any obligation under this Agreement other than an obligation to pay money where the delay or omission is due to any cause or condition beyond the reasonable control of the party obliged to perform, including, but not limited to, strikes or other labor difficulties, acts of God, acts of government, including the inability to obtain a validated export license under the United States Export Control laws or regulations, war, riots, embargoes, communication failures or inability to obtain supplies.

   17. CHOICE OF LAW AND FORUM

        17.1 Governing Law. This Agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of California, excluding its rules governing conflicts of laws. The English language text of this Agreement shall control over any translation hereof.

        17.2 Arbitration. Except as it may relate to any breach or dispute regarding Confidential Information; MetaCreations and Distributor hereby agree that all claims, disputes or controversies arising between the parties out of or in relation to this Agreement or breach thereof, which cannot be satisfactorily settled by the parties, shall be finally settled by arbitration upon the written request of either party. The arbitration proceedings shall be conducted in the state of California, in accordance with the existing Rules of Arbitration of the American Arbitration Association, with three arbitrators. The award shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction thereof. Disputes regarding Confidential Information MetaCreations and Distributor hereby agree shall be addressed as outlined in section 17.1 and 17.3.

        17.3 Courts. The Federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement. Distributor hereby expressly consents to the personal jurisdiction of the Federal and state courts within the State of California.

        17.4 Fees. The prevailing party in any legal proceeding brought by one party against the other party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorneys' fees.

   18. TERM AND DURATION

        18.1 Term. This Agreement shall enter into full force and effect as of the Effective Date and shall remain in force until the 31st of December of 1998. Both parties agree to negotiate in good faith an extension, before the expiration of this Agreement. Notwithstanding other provisions of this subparagraph 18.1, or any other provisions of this Agreement, and in addition to any other rights to terminate set forth in this Agreement, this Agreement may be terminated prior to the expiration of its stated term, with cause, as set forth below.

        18.2 Defaults. In the event that either party is in default or commits a breach of this Agreement, and if such default or breach shall not be cured or good faith attempts to cure shall not have commenced within thirty (30) days after written notice of such default or breach is given by the non-defaulting party and received by the defaulting party, then at any time after the expiration of such thirty (30) days, the non-defaulting party may give written notice to the defaulting party of its election to terminate this Agreement. Thereupon, the Agreement shall terminate on the date specified in such notice, which shall not be less than fifteen (15) days following the receipt of such written notice. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled.

        18.3 If either party: (a) becomes insolvent, (b) files a voluntary petition for bankruptcy, or, (c) ceases to do business, the other party, at its option, may terminate this Agreement upon thirty (30) days notice.

   19. RIGHTS AND OBLIGATIONS UPON TERMINATION

        19.1 Accrued Obligations. In the event of expiration or termination of this Agreement, regardless of the cause thereof, the parties shall abide by and uphold any rights or obligations accrued or existing on the date of termination. The parties agree to continue cooperating with each other and to carry out an orderly termination of their relations. Distributor, at its discretion, shall retain the right to continue marketing its stock of the Products currently in inventory of the date of termination for three (3) months after termination of this Agreement.

        19.2 Orders. Upon expiration or termination, the due date of all outstanding invoices for the Products delivered by MetaCreations to Distributor will automatically be accelerated so that they become due and payable (at amounts equal to the fees on the Distributor's Purchase Order) on the effective date of expiration or termination, even if longer terms had been provided previously. All orders or portions thereof remaining un-shipped as of the effective date of expiration or termination shall automatically be canceled, unless Distributor is obligated to deliver such order to a Sub Distributor under an existing firm written purchase order.

        19.3 Return. Within thirty (30) days after the effective date of expiration or termination of this Agreement, Distributor shall return to MetaCreations, or any other Person designated by MetaCreations, all Products and related materials in Distributor's possession and any and all Confidential Information which is in written, recorded or other tangible form but only to the extent that Distributors purchases of products exceed the minmum guarantees described in Section 4.10 and represent purchases made up to 90 days prior to the termination of the Agreement. Distributor hereby expressly waives and agrees not to assert any right of detention whatsoever with respect to such Products, materials, and Confidential Information. Distributor shall furnish MetaCreations with a written declaration of an authorized corporate officer certifying that all copies of the Products and related materials have been returned or destroyed. MetaCreations shall pay Distributor for all returned Products in new and resaleable condition an amount equal to the fees paid by Distributor to MetaCreations.

        19.4 Waiver. The waiver by any party of any breach or default of any provision of this Agreement by the other party shall not constitute a waiver by such party of any succeeding breach of the same or other provision.

        19.5 Debts Survive. In the event of termination or expiration of this Agreement, neither party shall be relived of their respective financial obligations under this Agreement. Should there be any outstanding financial obligations to distributor, these obligations shall be met by electronic transfer of the outstanding amounts to a bank account specified by Distributor.

        19.6 Further Obligations. Upon expiration or termination of this Agreement, either party shall have no further obligation to the other party other than those set forth in this Section 19. Both parties obligations under
   Section 11(for 2 years), 10, 13, 17 and 20 of this Agreement shall survive the termination of this Agreement.

   20. GENERAL PROVISIONS

        20.1 Waiver and Delay. The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

        20.2 Notices. All notices required or permitted by this Agreement shall be in writing and in English and may be delivered personally, or may be sent by cable, telex, telecopy, or air mail, return receipt requested, sent to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 20.2:

   If to MetaCreations:

   MetaCreations International, Ltd.
   Wilson House, Fenian Steet
   Dublin 2, Ireland
   Attn:  John Hartnett
   Fax:  353-1-662-9334

   with copy to:

   MetaCreations, Corporation
   6303 Carpinteria Ave.
   Carpinteria, CA 93013
   Attn:  Terry Kinninger
   Fax:  805-566-6284

   If to Distributor:

   Marubeni Corporation
   4-2 Ohtemachi 1-Chome
   Chiyoda-ku, Tokyo, Japan
   Attn: Ryouichi Watanabe
   Fax:  03-3282-3307

   Any notice shall be deemed to have been received as follows: (i) personal delivery, upon receipt; (ii) telecopy, twenty-four (24) hours after transmission; (iii) registered airmail, ten (10) days after delivery to the postal authorities by the party serving notice.

        20.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing, signed by each party. Authorizations, approvals or consents hereunder of a party shall also be in writing.

        20.4 Acceptance. This Agreement shall become effective only after it has been signed by Distributor and has been accepted by MetaCreations at its principal place of business, and its Effective Date shall be the date on which it is signed by MetaCreations.

        20.5 Severability. In the event that any of the terms of this Agreement are held by a court of competent jurisdiction to be contrary to any laws, the invalidity or illegality of such provision shall not invalidate the whole of this Agreement or any other provisions and this Agreement shall be construed as if it did not contain the invalid provision.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first shown above.

      METACREATIONS INTERNATIONAL, LTD.                         MARUBENI CORPORATION

Signature     /s/JOHN HARTNETT                          Signature    /s/TETSUO UMEZAKI
              --------------------------------                       ---------------------------------
Print         John Hartnett                             Print        Tetsuo Umezaki
              --------------------------------                       ---------------------------------
Title         VP and General Manager                    Title        General Manager, Electronics Dept.
              --------------------------------                       ---------------------------------
Date          August 1, 1997                            Date         August 1, 1997
              --------------------------------                       ---------------------------------


Signature     /s/TERANCE A. KINNINGER
              --------------------------------
Print         Terance A. Kinninger
              --------------------------------
Title         Director
              --------------------------------
Date          August 1, 1997
              --------------------------------

                                    EXHIBIT A


                      PRODUCTS, SUBDISTRIBUTORS AND PRICES

   Products. During the term of this Agreement the products listed below shall be the Products covered by this Agreement.

   -  Painter Mac/Win English and Japanese

   -  Poser Mac/Win English and Japanese

   -  Detailer Mac/Win English and Japanese

   -  Expression Mac/Win English and Japanese

   -  Art School Dabbler Mac/Win English and Japanese

   -  Ray Dream Designer Mac/Win English and Japanese

   -  Ray Dream Studio Mac/Win English and Japanese

   -  Bryce 3 Mac/Win English and Japanese


   Sub-Distributors. During the term of this Agreement the companies listed below are the subdistributors covered by this Agreement. Sub-Distributors may be added or deleted from this list by Distributor upon prior consultation with MetaCreations

   Fortune Hill, Inc.
   Mediavision, Inc.

   The products exclusively subdistributed by Fortune Hill are:

   -  Ray Dream Designer Mac/Win

   -  Ray Dream Studio Mac/Win

   -  Expression Mac/Win

   The products exclusively subdistributed by Mediavision are:

   -  Painter Mac/Win

   -  Poser Mac/Win

   -  Detailer Mac/Win

   -  Art School Dabbler Mac/Win

   -  Bryce 3 Mac/Win

   Distributor shall distribute such products only to the Sub-Distributor set for the above, provided, however, that, Distributor may change product allocation to Sub-Distributors upon prior consultation with MetaCreations.

                              EXHIBIT A1                               September

MDF
With the exception of the products listed below, MDF is equal to [**]% of purchase price for Retail, Educational, Sidegrade and OEM units. MDF funds are not applied to Upgrade and NFR units.

RETAIL-[**]% off of JSRP           SUGGESTED
                                   JAPANESE     DISTRIBUTOR
                                  LIST PRICE      DISCOUNT      PURCHASE PRICE    MDF
                                  ----------    -----------     --------------    ---
Painter 4J Mac                         [**]          [**]           [**]        [**]%
Painter 4J Win                         [**]          [**]           [**]        [**]%
Dabbler 2J Hyb                         [**]          [**]           [**]        [**]%
Poser 2J Mac                           [**]          [**]           [**]        [**]%
Poser 2J Win                           [**]          [**]           [**]        [**]%
Detailer J Mac                         [**]          [**]           [**]        [**]%
Detailer J Win                         [**]          [**]           [**]        [**]%
Expressions J Mac                      [**]          [**]           [**]        [**]%
Expressions J Win                      [**]          [**]           [**]        [**]%
Designer 4.1 M/W                       [**]          [**]           [**]        [**]%
Studio 4.1 M/W                         [**]          [**]           [**]        [**]%
Jag II                                 [**]          [**]           [**]        [**]%
Add Depth                              [**]          [**]           [**]        [**]%
Part and Props                         [**]          [**]           [**]        [**]%

ACADEMIC-[**]% off of Academic     SUGGESTED
JSRP                               JAPANESE     DISTRIBUTOR
                                  LIST PRICE      DISCOUNT      PURCHASE PRICE   MDF
                                  ----------    -----------     --------------   ---
Painter 4J Mac                         [**]          [**]           [**]        [**]%
Painter 4J Mac 5 User                  [**]          [**]           [**]        [**]%
Painter 4J Win                         [**]          [**]           [**]        [**]%
Painter 4J Win 5 User                  [**]          [**]           [**]        [**]%
Poser 2J Mac                           [**]          [**]           [**]        [**]%
Poser 2J Win                           [**]          [**]           [**]        [**]%
Detailer J Mac                         [**]          [**]           [**]        [**]%
Detailer J Win                         [**]          [**]           [**]        [**]%
Expressions J Mac                      [**]          [**]           [**]        [**]%
Expressions J Win                      [**]          [**]           [**]        [**]%
Studio 4.1J M/W                        [**]          [**]           [**]        [**]%
Dabbler 2.0 CP                         [**]          [**]           [**]        [**]%


[*]  Confidential treatment requested

UPGRADES-[**]% off of JSRP         SUGGESTED
                                   JAPANESE     DISTRIBUTOR
                                  LIST PRICE      DISCOUNT      PURCHASE PRICE   MDF
                                  ----------    -----------     --------------   ---
Painter 4J Mac                         [**]          [**]           [**]        [**]%
Painter 4J Win                         [**]          [**]           [**]        [**]%
Dabbler 2J Hyb                         [**]          [**]           [**]        [**]%
Poser 2J Mac                           [**]          [**]           [**]        [**]%
Poser 2J Win                           [**]          [**]           [**]        [**]%
Studio 4.1J M/W                        [**]          [**]           [**]        [**]%
Painter 5J Mac                         [**]          [**]           [**]        [**]%

SIDEGRADES-[**]% off of JSRP.      SUGGESTED
White Box.                         JAPANESE     DISTRIBUTOR
                                  LIST PRICE      DISCOUNT      PURCHASE PRICE   MDF
                                  ----------    -----------     --------------   ---
Painter 4J Mac                         [**]          [**]           [**]        [**]%
Painter 4J Win                         [**]          [**]           [**]        [**]%
Poser 2J Mac                           [**]          [**]           [**]        [**]%
Poser 2J Win                           [**]          [**]           [**]        [**]%
Detailer J Mac                         [**]          [**]           [**]        [**]%
Detailer J Win                         [**]          [**]           [**]        [**]%
Expressions J Mac                      [**]          [**]           [**]        [**]%
Expressions J Win                      [**]          [**]           [**]        [**]%
Designer 4.1 M/W                       [**]          [**]           [**]        [**]%
Studio 4.1 M/W                         [**]          [**]           [**]        [**]%


NFR-[**]% off of JSRP              SUGGESTED
                                   JAPANESE     DISTRIBUTOR
                                  LIST PRICE      DISCOUNT      PURCHASE PRICE   MDF
                                  ----------    -----------     --------------   ---
Painter 4J Mac                         [**]          [**]           [**]        [**]%
Painter 4J Win                         [**]          [**]           [**]        [**]%
Dabbler 2J Hyb                         [**]          [**]           [**]        [**]%
Poser 2J Mac                           [**]          [**]           [**]        [**]%
Poser 2J Win                           [**]          [**]           [**]        [**]%
Detailer J Mac                         [**]          [**]           [**]        [**]%
Detailer J Win                         [**]          [**]           [**]        [**]%
Expressions J Mac                      [**]          [**]           [**]        [**]%
Expressions J Win                      [**]          [**]           [**]        [**]%
Designer 4.1 M/W                       [**]          [**]           [**]        [**]%
Studio 4.1 M/W                         [**]          [**]           [**]        [**]%

   [*]  Confidential treatment requested

   EXHIBIT B


                               EXCLUSIVITY TARGETS


   Exclusivity Targets. The Exclusivity Targets for the first two 3-month periods are set forth below.

   July-Sept 1997:  USD [**]

   Oct-Dec 1997: USD [**]

   The above Exclusivity Targets shall be the total target sums for purchases under this agreement and royalties reported to MetaCreations under all other Agreements currently effective between MetaCreations and Distributor.

   In the event that Distributor fails to meet the Exclusivity Target for 2 consecutive quarters, MetaCreations shall have the right to terminate the exclusivity of this agreement.

   Such Exclusivity Targets are based on certain assumptions such as product shipments, product launches and relative stableness in the economy and on non-negative effect of MetaCreations' OEM arrangement in the Territory.

   The July-Sept Exclusivity Target is based on the following new products being available for sales during the quarter:

   Painter 5.0J Mac/Win
   Painter 5.0J Mac/Win Upgrades
   Kai's Photo Soap 1.0J Mac/Win

   The October-December Exclusivity Target is based on the following new products being available for sales during the quarter:

   Bryce 3.0 J Mac/Win
   Bryce 3.0J Mac/Win Upgrades
   RayDream Studio 5.0J Mac/Win
   RayDream Studio 5.0J Mac/Win Upgrades
   Ray Dream Designer 5.0J Mac/Win
   Ray Dream Designer 5.0J Mac/Win Upgrades

   In the event any of these products ( or funcional equivalents thereof) are not released by MetaCreations, the parties shall renegotiate the above Exclusivity Target in good faith, In the event the parties cannot agree on such renegotiated Exclusivity Target, the Exclusivity Target shall be reduced by the number of products, devided by the total number of products covered by the Agreements.

   For all quarters during the term of any of the Agreements subsequent to the quarters listed above, Exclusivity Targets will be set by mutual agreement before the beginning of each such quarter.

[*]  Confidential treatment requested